EXHIBIT 99.1


                                              RELIANCE BANCORP, INC. and SUBSIDIARY
                                              Consolidated Statements of Condition
                                                           (Unaudited)
                                     (Dollars in thousands, except share and per share data)


                                                                                       December 31,       June 30,
                                                                                          1999              1999
                                                                                          ----              ----
Assets
Cash and due from banks...........................................................       $  40,904        $ 33,255
Money market investments..........................................................          31,499             --
Debt and equity securities available-for-sale.....................................         125,707         122,168
Debt and equity securities held-to-maturity (with estimated
   market values of $49,578 and $28,840, respectively)............................          49,980          28,835
Mortgage-backed securities available-for-sale.....................................         839,335         935,038
Mortgage-backed securities held-to-maturity (with estimated
   market values of $250,138 and $252,233, respectively)..........................         257,685         255,917
Loans receivable:
     Mortgage loans...............................................................         814,948         810,894
     Commercial loans.............................................................          50,727          44,949
     Consumer and other loans.....................................................         133,334         127,350
       Less allowance for loan losses.............................................          (9,045)         (9,120)
                                                                                          ---------       ---------
             Loans receivable, net................................................         989,964         974,073
Accrued interest receivable, net..................................................          13,032          13,095
Office properties and equipment, net..............................................          17,417          16,368
Prepaid expenses and other assets.................................................          59,113          16,960
Mortgage servicing rights.........................................................           1,290           1,514
Excess of cost over fair value of net assets acquired.............................          52,092          54,373
Real estate owned, net............................................................              95             177
                                                                                         ----------       --------
             Total assets.........................................................      $2,478,113     $ 2,451,773
                                                                                         =========       =========

Liabilities and Stockholders' Equity
Deposits..........................................................................      $1,540,470     $ 1,549,419
Borrowed Funds....................................................................         735,978         702,434
Advance payments by borrowers for taxes and insurance.............................           6,963           6,399
Accrued expenses and other liabilities............................................          18,326          21,854
                                                                                           --------       --------
             Total liabilities....................................................       2,301,737       2,280,106
                                                                                         ---------       ---------

Commitments Stockholders' Equity
Preferred Stock, $.01 par value, 4,000,000 shares
  authorized; none issued.........................................................              --              --
Common stock, $.01 par value, 20,000,000 shares
  authorized; 10,750,820 shares issued; 8,882,411 and 8,586,210
    outstanding, respectively.....................................................             108             108
Additional paid-in capital........................................................         119,494         121,037
Retained earnings, substantially restricted.......................................         123,195         115,976
Accumulated other comprehensive income:
   Net unrealized depreciation on securities
    available-for-sale, net of taxes..............................................         (18,741)        (10,546)
Less:
Unallocated common stock held by ESOP.............................................          (3,312)         (3,726)
Unearned common stock held by RRP.................................................             --              (66)
Common stock held by SERP (at cost)...............................................            (550)           (550)
Treasury stock, at cost (1,868,409 and 2,164,610 shares, respectively)............         (43,818)        (50,566)
                                                                                           --------        --------
     Total stockholders' equity...................................................          176,376        171,667
                                                                                            -------        -------
            Total liabilities and stockholders' equity............................      $ 2,478,113    $ 2,451,773
                                                                                         ==========      =========




                                              RELIANCE BANCORP, INC. and SUBSIDIARY
                                                Consolidated Statements of Income
                                                           (Unaudited)
                                              (In thousands, except per share data)

                                                                   Three Months Ended          Six Months Ended
                                                                      December 31,                December 31,
                                                                      ------------                ------------
                                                                    1999         1998           1999        1998
                                                                    ----         ----           ----        ----
Interest income:

   First mortgage loans.........................................  $ 15,696     $ 15,880      $ 31,510     $ 31,598
   Commercial loans.............................................     1,239        1,298         2,362        2,690
   Consumer and other loans.....................................     2,744        2,746         5,388        5,671
   Mortgage-backed securities...................................    18,376       19,840        37,179       39,564
   Money market investments.....................................       236           58           271          221
   Debt and equity securities...................................     3,150        2,552         6,053        5,498
                                                                     -----       ------         -----       ------
      Total interest income.....................................    41,441       42,374        82,763       85,242
                                                                    ------       ------        ------       ------

Interest expense:
   Deposits.....................................................    13,838       15,987        27,718       32,622
   Borrowed funds...............................................    10,295        8,787        20,288       17,817
                                                                    ------       ------        ------       ------
      Total interest expense....................................    24,133       24,774        48,006       50,439
                                                                    ------       ------        ------       ------
      Net interest income before provision for loan losses......    17,308       17,600        34,757       34,803
   Provision for loan losses....................................        --          350            --          500
                                                                    ------      -------        ------       ------
      Net interest income after provision for loan losses.......    17,308       17,250        34,757       34,303
                                                                    ------       ------        ------       ------

Non-interest income:
   Loan fees and service charges................................       348          265           791          425
   Other operating income.......................................     1,341        1,061         2,613        2,074
   Income from Money Centers....................................       759          670         1,482        1,302
   Net (loss) gain on securities................................        --          (59)           --            7
                                                                     -----       -------        -----        -----
      Total non-interest income.................................     2,448        1,937         4,886        3,808
                                                                     -----        -----         -----        -----

Non-interest expense:
   Compensation and benefits....................................     5,330        5,011        10,597       10,297
   Occupancy and equipment......................................     1,703        1,643         3,400        3,418
   Federal deposit insurance premiums...........................       230          225           460          453
   Advertising..................................................       101          225           318          493
   Other operating expenses.....................................     1,869        1,686         3,737        3,256
                                                                     -----        -----         -----       ------
      Total general and administrative expenses.................     9,233        8,790        18,512       17,917
   Real estate operations, net..................................        13          (14)           68           73
   Amortization of excess of cost over fair value
          of net assets acquired................................     1,141        1,141         2,282        2,281
                                                                     -----        -----         -----       ------
   Total non-interest expense...................................    10,387        9,917        20,862       20,271
                                                                    ------        -----        ------       ------

Income before income taxes......................................      9,369       9,270        18,781       17,840
Income tax expense .............................................      4,016       4,051         8,046        7,850
                                                                     ------       -----         -----       ------

Net income......................................................     $5,353     $ 5,219       $10,735      $ 9,990
                                                                      =====       =====        ======       ======

Net income per common share:
                 Basic..........................................      $0.65      $ 0.63         $1.30       $ 1.16
                                                                       ====        ====          ====         ====
                 Diluted........................................      $0.62      $ 0.60         $1.25       $ 1.10
                                                                       ====        ====          ====         ====








                                              RELIANCE BANCORP, INC. and SUBSIDIARY
                                              Consolidated Statements of Cash Flows
                                                           (Unaudited)
                                                      (Dollars in thousands)
                                                                                                 Six months ended
                                                                                                   December 31,
                                                                                                   ------------
Cash flows from operating activities:                                                          1999               1998
                                                                                             -------            ------
 Net income.............................................................................    $ 10,735           $ 9,990
 Adjustments to reconcile net income to net cash (used in) provided by operating activities:
 Provision for loan losses..............................................................          --               500
 Provision for losses on real estate owned..............................................          29                35
 Amortization of (discounts) premiums, net..............................................         (25)            1,430
 Amortization relating to allocation and earned portion of stock plans..................       1,517             1,669
 Amortization of excess of cost over fair value of net assets acquired..................       2,282             2,281
 Amortization of mortgage servicing rights..............................................         224               414
 Depreciation and amortization..........................................................         775               911
 Net gain on securities.................................................................          --                (7)
 Net gain on loans sold.................................................................          (8)              (62)
 Proceeds from loans sold...............................................................       5,955            14,216
 Net loss (gain) on sale of real estate owned...........................................           6               (64)
 Increase in accrued interest receivable, net...........................................          63               935
 (Increase) decrease in prepaid expenses and other assets...............................     (35,158)            4,962
 (Decrease) Increase in accrued expenses and other liabilities..........................      (3,303)           23,482
                                                                                              -------          -------
     Net cash (used in) provided by operating activities................................     (16,908)           60,692
                                                                                             --------           ------

Cash flows from investing activities:
 (Originated and purchased loans) net of principal repayments...........................     (22,154)           (7,175)
 Purchases of mortgage-backed securities available-for-sale.............................     (17,225)         (331,826)
 Proceeds from sales of mortgage-backed securities available-for-sale...................          --           115,705
 Purchases of mortgage-backed securities held-to-maturity...............................     (32,350)          (85,189)
 Principal repayments from mortgage-backed securities...................................     130,340           249,783
 Purchases of debt securities available-for-sale........................................      (4,995)           (2,000)
 Purchases of debt securities held-to-maturity..........................................     (21,145)           (1,000)
 Proceeds from calls and maturities of debt securities..................................          --            18,545
 Proceeds from sales of debt securities available-for-sale..............................          --            14,157
 Purchases of office properties and equipment...........................................      (1,855)             (905)
 Proceeds from sales of real estate owned...............................................         461               442
                                                                                              ------            ------
     Net cash provided by (used in) investing activities................................      31,077           (29,463)
                                                                                              ------           -------

Cash flows from financing activities:
 (Decrease) Increase in deposits........................................................      (8,751)           18,947
 Increase (Decrease) in advance payments by borrowers for taxes and insurance...........         564           (2,553)
 Proceeds from FHLB advances............................................................     498,335           424,381
 Repayment of FHLB advances...........................................................      (422,956)         (245,388)
 Proceeds from reverse repurchase agreements............................................     433,880           285,218
 Repayment of reverse repurchase agreements.............................................    (490,815)         (496,101)
 Proceeds from other borrowings.........................................................      15,100                --
 Purchases of treasury stock............................................................        (828)          (23,809)
 Net proceeds from issuance of common stock upon exercise of stock options..............       3,953               460
 Dividends paid.........................................................................      (3,503)           (3,168)
                                                                                              -------           -------
    Net cash provided by (used in)  financing activities................................      24,979           (42,013)
                                                                                              ------           --------

 Net increase (decrease) in cash and cash equivalents...................................      39,148           (10,784)
 Cash and cash equivalents at beginning of period.......................................      33,255            47,096
                                                                                              ------           -------
 Cash and cash equivalents at end of period.............................................    $ 72,403          $ 36,312
                                                                                              ======            ======

                              See accompanying notes to unaudited consolidated financial statements.




                                              RELIANCE BANCORP, INC. and SUBSIDIARY
                                        Consolidated Statements of Cash Flows, Continued
                                                           (Unaudited)
                                                     (Dollars in thousands)

                                                                                                   Six months ended
                                                                                                      December 31,
                                                                                                      ------------
                                                                                                1999              1998
                                                                                                ----              ----
Supplemental disclosures of cash flow information

Cash paid during the six months ended for:


 Interest...............................................................................     $ 45,912          $ 50,166
                                                                                               ======            ======

 Income taxes...........................................................................     $ 13,050          $     --
                                                                                               ======               ===

Non-cash investing activities:
 Transfers from loans to real estate owned..............................................     $    415           $   337
                                                                                                  ===               ===

                             See accompanying notes to unaudited consolidated financial statements.




                   RELIANCE BANCORP, INC. and SUBSIDIARY
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements include the accounts of Reliance Bancorp, Inc. (the "Company"), its direct wholly-owned subsidiary, Reliance Federal Savings Bank (the "Bank") and the subsidiaries of the Bank.

         The unaudited consolidated financial statements included herein reflect all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the six months ended December 31, 1999 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These unaudited consolidated financial statements should be read in conjunction with audited consolidated financial statements and notes thereto, included in the Company's 1999 Annual Report on Form 10-K.

2.       ACQUISITION OF RELIANCE BANCORP, INC. BY NORTH FORK
         BANCORPORATION, INC.

         On August 30, 1999, the Company announced that it had signed a definitive Agreement and Plan of Merger, dated as of August 30, 1999, with North Fork Bancorporation, Inc. NFB is the bank holding company parent of North Fork Bank, a New York State chartered stock commercial bank. The Merger Agreement provides, among other things, that Reliance will merge with and into NFB, with NFB being the surviving corporation.

         Pursuant to the Merger Agreement, each share of Reliance common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will be converted into and become the right to receive 2.0 shares of NFB common stock, par value $2.50 per share.

         The Merger will be structured as a tax-free reorganization and will be accounted under the purchase method of accounting. Consummation of the Merger is subject to the satisfaction of certain customary conditions, including approval of the Merger Agreement by the stockholders of Reliance and approval of the appropriate regulatory agencies. Following consummation of the Merger, the Bank will be merged with and into North Fork Bank and Trust Company.

         Reliance has the right to terminate the Merger Agreement if the closing price of NFB's shares decline beyond a specified price and index, unless NFB elects to increase the Merger Consideration to be received by Reliance's stockholders as set forth in the Merger Agreement.

         The Merger Agreement also provides that options to purchase shares of Reliance Common Stock under Reliance's stock option plans that are outstanding at the Effective Time shall be converted into options to purchase shares of NFB Common Stock in accordance with the procedure set forth in the Merger Agreement. In connection with the Merger Agreement, Reliance granted to NFB a stock option pursuant to a Stock Option Agreement, dated as of August 30, 1999, which, under certain defined circumstances, would enable NFB to purchase up to 19.9% of Reliance's issued and outstanding shares of common stock. The Stock Option Agreement provides that the total profit receivable thereunder may not exceed $17.4 million plus reasonable out-of-pocket expenses.

         On October 29, 1999, the Company amended its definitive Agreement and Plan of Merger. The amendments reflect modifications and clarifications to the price-based termination provisions with regard to the determination of the index group price. The amendments also reflect the revision of the financial institutions group index to remove Dime Bancorp, Inc. The Bank and North Fork Bank also executed the Subsidiary Agreement and Plan of Merger, pursuant to which the Bank will merge with and into North Fork Bank.

         On February 10, 2000, the stockholders of Reliance Bancorp, Inc approved the Amended Agreement and Plan of Merger. The Company had previously received all regulatory agency approvals, therefore, the consummation of the merger will occur before the end of February 2000.

3.       IMPACT OF NEW ACCOUNTING STANDARDS

         In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No.133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, unrealized gains and losses) depends on the intended use of the derivative and the resulting designation. SFAS No. 133 is effective for fiscal quarters of fiscal years beginning after June 15, 1999 and does not require restatement of prior periods. In June 1999, the FASB issued SFAS No. 137, "Deferral of Effective Date of SFAS No. 133", which defers the adoption of SFAS No. 133 by one year. Management of the Company believes the implementation of SFAS No. 133 will not have a material impact on the Company's financial condition or results of operations.

4.       COMPREHENSIVE INCOME

         The Company follows Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires that all items that are components of "comprehensive income" be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined as "the change in equity [net assets] of a business enterprise during a period from transactions and other events and circumstances from nonowner sources." It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company adopted the provisions of SFAS No. 130 during the first quarter of fiscal 1999 and as such was required to (a) classify items of other comprehensive income by their nature in a financial statement; (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section in the statement of financial condition and (c) reclassify prior periods presented. As the requirements of SFAS No. 130 are disclosure-related, its implementation had no impact on the Company's financial condition or results of operations.




         Comprehensive income for the three and six months ended December 31, 1999 and 1998 is as follows:

                                                         Three Months Ended                  Six  Months Ended
                                                            December 31,                        December 31,
                                                         -------------------                 ------------------
                                                           1999       1998                1999           1998
                                                           ----       ----                ----           ----
                                                             (Unaudited)                      (Unaudited)
Net Income .......................................      $ 5,353      $ 5,219            $ 10,735         $ 9,990

Other comprehensive income, net of taxes:
         Change in net unrealized depreciation
         on securities available-for-sale
         net of reclassification adjustment.......       (4,087)      (5,160)             (8,195)        (3,956)
                                                         -------      -------            --------       --------

Comprehensive income..............................    $  1 ,266     $      59            $ 2,540         $ 6,034
                                                        ========      =======              =====           =====